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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 16, 2001, except for paragraph 8 and 2 of Note 7, Note 19 and Note 20 which are dated March 28, 2001, April 3, 2001, May 2, 2001 and June 11, 2001 respectively, relating to the financial statements and financial statement schedules of Select Medical Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such registration Statement.

PricewaterhouseCoopers LLP
Harrisburg, Pennsylvania
November 1, 2001